Exhibit 10.2

FORFEITURE AGREEMENT

This Forfeiture Agreement (the “Agreement”), is entered into by and between Blackboxstocks, Inc., a Nevada corporation (“Blackbox”) and Evtec Group Limited, a company registered in England and Wales with company number 13046319 (“Evtec Group”), and is made effective as of November 28, 2023 (the “Effective Date”). Blackbox and Evtec Group may be collectively referred to as the “Parties” or individually as a “Party”. Unless otherwise specifically indicated herein, each capitalized term used in this Agreement but not defined in this Agreement shall have the meaning assigned to such term in the Securities Exchange Agreement dated June 9, 2023 (the “Exchange Agreement”).

WHEREAS, under the terms of the Exchange Agreement, Blackbox issued 2,400,000 shares of Series B Convertible Preferred Stock, $0.001 par value per share (the “Blackbox Series B Shares”) in exchange for 4,086 newly issued preference shares of Evtec Group (the “Evtec Preference Shares”); and

WHEREAS, effective as of November 24, 2023, Blackbox entered into a Binding Amendment to the Amended Letter of Intent (the “LOI Amendment”) with Evtec Group, Evtec Automotive Limited, and Evtec Aluminium Limited, which amends the Amended Letter of Intent among the parties dated April 14, 2023; and

WHEREAS, as provided for in the LOI Amendment, in order to further induce Blackbox to continue to negotiate in good faith to consummate the proposed transaction in which Blackbox will acquire 100% of the issued and outstanding ordinary shares of Evtec Aluminium Limited and Evtec Group (the “Proposed Transaction”), Evtec Group has agreed to forfeit all of the Blackbox Series B Shares that were issued to Evtec Group pursuant to the Exchange Agreement.

NOW THEREFORE, in consideration of the foregoing, the covenants and agreements contained in this Agreement, the LOI Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties, intending to be legally bound, hereby agree as follows:

1.           Forfeiture of Class B Interest.

(a)    Effective as of the Effective Date, Evtec Group hereby forfeits all of its right, title and interest in and to the Blackbox Series B Shares and delivers herewith the Stock Power attached hereto as Exhibit A transferring the Blackbox Series B Shares to Blackbox for cancellation. Blackbox has no obligation to make any payment to Evtec Group, in cash or otherwise, for any such Blackbox Series B Shares that are so forfeited. For the avoidance of doubt, the Blackbox Series B Shares forfeited hereby are cancelled as of the Effective Date.

2.           Representations and Warranties of Evtec Group. Evtec Group hereby represents and warrants to Blackbox as follows, in each case, as of the Effective Date:

(a)    Evtec Group has the right, power, legal capacity, and authority to enter into and to perform Evtec Group’s obligations under this Agreement.

(b)    This Agreement constitutes a valid, legal and binding obligation of Evtec Group, enforceable against Evtec Group in accordance with its terms, and no approval or consent of any other Person is required in connection with Evtec Group’s execution and delivery of this Agreement.

(c)         Evtec Group is capable of evaluating the merits and risks hereof and of protecting Evtec Group’s own interests in connection herewith.

(d)         Evtec Group acknowledges that this Agreement was the product of an arm’s-length negotiation with Blackbox and that the transactions contemplated by this Agreement represent a bargained for exchange between Evtec Group and Blackbox in consideration of Blackbox’s role in facilitating the matters described in the recitals to this Agreement.

(e)         Evtec Group has independently, and without reliance upon Blackbox, any of its Affiliates or any officer, director, manager, partner, employee, agent, or representative of any of the foregoing (each a “Covered Person”), and based on such information as Evtec Group has deemed appropriate, made Evtec Group’s own analysis and decision to enter into this Agreement.

(f)         Evtec Group has not received any investment advice from any Covered Person or sought such advice from any Covered Person as to whether the transactions contemplated by this Agreement are prudent or suitable.

(g)         Evtec Group has adequate information concerning Blackbox and the Blackbox Series B Shares to make an informed decision regarding the transactions contemplated by this Agreement and has received all information and documents that Evtec Group has deemed appropriate to make Evtec Group’s own analysis regarding the transactions contemplated by this Agreement.

(h)         Evtec Group acknowledges that the transactions contemplated by this Agreement are fair and reasonable to Evtec Group and Evtec Group’s interests.

(i)         Evtec Group further warrants and represents that Evtec Group is the current legal and beneficial owner of the Blackbox Series B Shares and the Blackbox Series B Shares have not been sold, transferred, assigned, pledged, encumbered or contracted to be sold, transferred, assigned, pledged or encumbered.

EVTEC GROUP ACKNOWLEDGES AND AGREES THAT NO COVERED PERSON HAS MADE ANY REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING THE EXISTING OR PROPOSED BUSINESS, FINANCIAL CONDITION, PROPERTIES, OPERATIONS AND/OR PROSPECTS OF BLACKBOX.

3.           Representations and Warranties of Blackbox. Blackbox hereby represents and warrants to Evtec Group as follows:

(a)    Blackbox has the right, power, legal capacity and authority to enter into and to perform its obligations under this Agreement.

(b)    This Agreement constitutes a valid, legal, and binding obligation of Blackbox, enforceable against Blackbox in accordance with its terms, and any approval or consent of any other Person is necessary in connection with the execution and delivery of this Agreement by Blackbox have been obtained.

(c)         To the current, actual knowledge of Gust Kepler as of the Effective Date, Evtec Group has not violated or breached (A) any provision of the Exchange Agreement that is applicable to Evtec Group or (B) any agreement entered into by and between Blackbox or any of its Affiliates, on the one hand, and Evtec Group or any of its Affiliates, on the other hand.

4.         Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.          Relationship to Exchange Agreement. Except to the extent amended by this Agreement, the Exchange Agreement shall remain in full force and effect in accordance with its terms. From and after the date hereof, references in the Exchange Agreement to “this Agreement” shall be construed to refer to the Exchange Agreement as amended hereby, unless the context clearly otherwise requires.

6.         Governing Law. THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

7.           Savings Clause. Should any provision of this Agreement be declared to be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

8.           Entire Agreement; Amendment. This Agreement, the Exchange Agreement (to the extent not amended hereby), and the LOI Amendment set forth the entire agreement between the Parties with respect to the subject matter addressed herein and therein. The recitals to this Agreement are hereby incorporated into, and made a part of, this Agreement for all purposes. This Agreement, the Exchange Agreement, as amended hereby, and the LOI Amendment may not be amended, modified or supplemented to add additional terms or conditions except in a written agreement executed by each of the Parties that specifically references the Exchange Agreement, this Agreement, and the LOI Amendment.

9.          Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Evtec Group shall not assign any of Evtec Group’s rights or obligations under this Agreement without the prior written consent of Blackbox, which consent may be granted, conditioned or withheld in its sole discretion.

10.        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument. Any Party may deliver an executed copy of this Agreement by facsimile, electronic mail (in .pdf format) or other electronic method (including, without limitation, DocuSign) to the other Party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

BLACKBOXSTOCKS, INC.

By:
Gust Kepler
President and Chief Executive Officer

EVTEC GROUP LIMITED

By:
David Roberts
Director

Exhibit A

Stock Power

STOCK POWER

(Assignment and Forfeiture)

FOR VALUE RECEIVED, the undersigned shareholder, Evtec Group Limited, hereby sells, assigns and transfers unto Blackboxstocks, Inc. (the “Assignee”), 2,400,000 shares of Blackbox Series B Convertible Preferred Stock, $0.001 par value per share, (the "Shares") of Blackboxstocks, Inc., a Nevada corporation (the “Company”), and standing in its name on the books of the Company, and does hereby irrevocably constitute and appoint the proper officers of the Company as his attorney to transfer the said Shares on the books of the Company maintained for that purpose, with full power of substitution in the premises.

Dated: November 28, 2023

Name:	David Roberts
Title: